UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2017, Odyssey Marine Enterprises, Ltd. (“OME”), a subsidiary of Odyssey Marine Exploration, Inc. (“Odyssey”), received a notice of conversion from Epsilon Acquisitions LLC (the “Lender”), relating to the Convertible Promissory Note, dated March 18, 2016 (the “Note”), in the principal amount of $3.0 million made by OME in favor of the Lender.

Pursuant to the notice of conversion and in accordance with the terms of the Note, the entire $3.0 million of principal, plus any unpaid interest, will be converted into shares of Odyssey’s common stock at a conversion price of $5.00 per share on the date that is 75 days from OME’s receipt of the notice of conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: January 26, 2016	By:	/s/ Jay A. Nudi
Jay A. Nudi
Interim Chief Financial Officer